                                                                   EXHIBIT 12.1

                                  AMGEN INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

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
                                                   YEAR ENDED DECEMBER 31,             THREE MONTHS
-                                       --------------------------------------------  ENDED MARCH 31,
                                         1997     1998     1999      2000     2001         2002
                                        ------  -------- --------  -------- --------  ---------------
COMPUTATION OF EARNINGS:
   Income before taxes................. $861.4  $1,224.4 $1,566.2  $1,674.3 $1,686.3      $494.1
   Net interest expense................    3.6      10.0     15.2      15.9     13.6         7.0
   Interest portion of operating lease
     expense...........................    5.0       6.5      7.9       8.5     10.3         2.6
   Equity in (earnings) losses of
     50%-or-less owned companies
     accounted for under the equity
     method............................   (9.0)      2.5    (17.4)      7.8    (16.1)       (8.7)
                                        ------  -------- --------  -------- --------      ------
       Earnings........................ $861.0  $1,243.4 $1,571.9  $1,706.5 $1,694.1      $495.0
                                        ------  -------- --------  -------- --------      ------
COMPUTATION OF FIXED CHARGES:
   Net interest expense................ $  3.6  $   10.0 $   15.2  $   15.9 $   13.6      $  7.0
   Capitalized interest................   10.5      19.2     11.6      12.3     12.7         1.6
   Interest portion of operating lease
     expense...........................    5.0       6.5      7.9       8.5     10.3         2.6
                                        ------  -------- --------  -------- --------      ------
       Fixed Charges................... $ 19.1  $   35.7 $   34.7  $   36.7 $   36.6      $ 11.2
                                        ------  -------- --------  -------- --------      ------
RATIO OF EARNINGS TO FIXED CHARGES.....   45.1      34.8     45.3      46.5     46.3        44.2
                                        ======  ======== ========  ======== ========      ======
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